UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
April 2, 2009
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, in late November 2008, our wholly owned subsidiary, Callon Entrada Company (“Callon Entrada”) and its joint working interest owner, CIECO Energy (US) Limited (with its related entities, “CIECO”), decided to abandon the Entrada project.  As part of the purchase price of an interest in the Entrada project, CIECO agreed to loan up to $150 million plus $12 million to pay interest, to Callon Entrada to finance Callon Entrada’s share of the costs to develop the Entrada project (the “Entrada Credit Facility”).  As of December 31, 2008, $78.4 million of principal and $2.7 million of accrued interest was outstanding under this facility.

Principal and interest outstanding under the Entrada Credit Facility is an obligation of Callon Entrada and is not guaranteed by Callon Petroleum Company or any of our subsidiaries. The principal and interest under the Entrada Credit Facility is secured by a lien on substantially all of Callon Entrada’s assets. Included in these assets are the Entrada leases and equipment purchased for the development project. At December 31, 2008 there was no value included on the balance sheet for these assets.

On April 2, 2009, Callon Entrada received a notice from CIECO advising Callon Entrada that certain events of default occurred under the non-recourse credit agreement relating to failure to pay interest when due and the breach of various other covenants related to the decision to abandon the Entrada project.

A default under the Entrada Credit Facility is not a default under our senior secured revolving credit facility. In addition, Callon Entrada is an Unrestricted Subsidiary as defined in the indenture for our senior notes due 2010, so a default by Callon Entrada under the terms of the Entrada Credit Facility is not a default under the indenture for the senior notes.

Because of the foregoing, we do not believe that notice of default under the Entrada Credit Facility will have a material negative impact on our financial position, results of operations or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

April 8, 2009	By:	s/s B.F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

This Current Report on Form 8-k contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors, many of which are beyond the Company’s control.